Exhibit 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Linux Gold Corp.

We consent to the use of our report dated July 15, 2005 on the consolidated financial statements of Linux Gold Corp. as of February 28, 2005 and for the years ended February 28, 2005 and February 29, 2004 that are included in the Company's annual form 20-F filing, which is included, by reference in the Company's Form S-8.

/s/ “Manning Elliott LLP”

Chartered Accountants
Vancouver, BC, Canada
March 2, 2007